    As filed with the Securities and Exchange Commission on December __, 1996
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 METATOOLS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                               95-4102687
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification Number)

                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             OPTIONS OUTSIDE OF PLAN
                       1996 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)



                              Terance A. Kinninger
                             Chief Financial Officer
                                 MetaTools, Inc.
                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                                 (805) 566-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:

                             Jeffrey D. Saper, Esq.
                             Kaivan M. Shakib, Esq.
                                David King, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                                   Proposed      Proposed
                                                                    Maximum       Maximum
                                                     Amount        Offering     Aggregate        Amount of
              Title of Securities                    to be           Price       Offering      Registration
                to be Registered                   Registered      Per Share      Price            Fee
-----------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to be      211,000        15.00(1)      3,165,000        959.10
issued upon exercise of options granted outside
of a stock plan
-----------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to be     $500,000       $ 17.50(2)    $8,750,000     $2,651.52
issued upon exercise of options granted under
the 1996 Nonstatutory Stock Option Plan
-----------------------------------------------------------------------------------------------------------
         Total                                       711,000                                    $3,610.62
===========================================================================================================

(1) Closing price as reported by The Nasdaq Stock Market on August 4, 1996 and the exercise price per share on such options granted on August 5, 1996.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Act") whereby the per share price was determined by reference to the average between the high and low price reported on The Nasdaq Stock Market on November 25, 1996.

                                 METATOOLS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

              1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to
                    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              2. The Registrant's Forms 10-Q for the fiscal quarters ending March 31, 1996, June 30, 1996 and September 30, 1996, respectively, filed pursuant to Section 13 or 15(d) of the Exchange Act.

              3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-27168) pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

              The MetaTools, Inc. documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Metatools, Inc.'s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own an aggregate of approximately 15,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 9 of the Company's Restated Certificate of Incorporation and Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into agreements with its officers and directors which require the Company to indemnify its officers and directors to the maximum extent permitted under California law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
Number
------

5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.23     Stock Option Agreements for grant of stock options on August 5, 1996.

10.24     1996 Nonstatutory Stock Option Plan and Stock Option Agreement.

23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).


ITEM 9.  UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on November 26, 1996.

                                                METATOOLS, INC.


                                                By: /s/ Terance A. Kinninger
                                                    ------------------------
                                                    Terance A. Kinninger,
                                                    Chief Financial Officer


                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terance A. Kinninger, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                Title                          Date
------------------------------------    ----------------------------------     ---------------

/s/ John J. Wilczak                     Chairman, President and Chief          November 26, 1996
------------------------------------    Executive Officer (Principal
          John J. Wilczak               Executive Officer)

/s/ Terance A. Kinninger                Chief Financial Officer (Principal     November 26, 1996
------------------------------------    Financial and Accounting Officer)
       Terance A. Kinninger

/s/ Kai Krause                          Director and Senior Science and        November 26, 1996
------------------------------------    Design Officer
            Kai Krause

/s/ Samuel H. Jones, Jr.                Director                               November 26, 1996
------------------------------------
        Samuel H. Jones, Jr.

/s/ Bert Kolde                          Director                               November 26, 1996
------------------------------------
            Bert Kolde

/s/ William Lane                        Director                               November 26, 1996
------------------------------------
           William Lane

/s/ Howard L. Morgan                    Director                               November 26, 1996
------------------------------------
         Howard L. Morgan

/s/ William J. Schroeder                Director                               November 26, 1996
------------------------------------
       William J. Schroeder

By:  /s/ Terance A. Kinninger                                                  November 26, 1996
     -------------------------------
          Terance A. Kinninger
            Attorney-In-Fact

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    EXHIBITS



                       REGISTRATION STATEMENT ON FORM S-8

                                 METATOOLS, INC.

                                NOVEMBER 26, 1996

                                INDEX TO EXHIBITS


Exhibit
Number                                  Description
-------   ---------------------------------------------------------------------

5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.23     Stock Option Agreements for grant of stock options on August 5, 1996.

10.24     1996 Nonstatutory Stock Option Plan and Stock Option Agreement.

23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1      Power of Attorney (see page II-4).